Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Oconee Federal Financial Corp.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Oconee Federal Financial Corp., of our report dated September 28, 2011 related to the consolidated financial statements of Oconee Federal Financial Corp., at June 30, 2011 and 2010, and for each of the years then ended, included in Oconee Federal Financial Corp.’s Form 10-K (File No. 001-35033) filed with the Securities and Exchange Commission on September 28, 2011, pursuant to Rule 424(b)(3) of the Securities Act.

/s/           Cherry, Bekaert & Holland, L.L.P.

Greenville, South Carolina
May 15, 2012